UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2006
SI RESTRUCTURING, INC.
(Exact name of registrant as specified in its charter)

Texas	0-27008	74-2654208
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Frances Smith
Haynes and Boone, LLP
901 Main Street, Suite 3100, Dallas, Texas	75202

(Address of principal executive offices)	(Zip code)
(214) 651-5000
(Registrant’s telephone number, including area code)
Schlotzsky’s, Inc.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. Bankruptcy or Receivership.
(b)
     As previously disclosed, on August 3, 2004, SI Restructuring, Inc., formerly known as Schlotzsky’s, Inc. (the “Company”) and certain subsidiaries of the Company filed voluntary petitions for relief under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the “Bankruptcy Court”).
     On October 11, 2005, the Company filed a proposed plan of reorganization and related disclosure statement with the Bankruptcy Court. On December 12, 2005, the Company filed an amendment to the proposed plan of reorganization and final disclosure statement with the Bankruptcy Court. The Final Plan of Liquidation of SI Restructuring, Inc. and Its Affiliated Debtors (the “Plan”) was filed on April 3, 2006.
     On April 5, 2006 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.
     The following is a summary of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 2.1 and incorporated in this Item 1.03(b) by reference. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.
     The Plan designates three Classes of Claims and one Class of Interests. These Classes take into account the differing nature and priority under the Bankruptcy Code of various Claims and Interests. The Plan provides for the treatment of Allowed Claims and Interests as follows:
1. Unclassified Claims
     (a) Administrative Expense Claims. Subject to the bar date provisions of the Plan, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Expense Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Expense Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the Allowance Date, (c) such date as is mutually agreed upon by the Plan Administrator and the holder of such Claim, and (d) the Distribution Date.
     (b) Priority Tax Claims. On, or as soon as reasonably practicable after, the later of (a) the Distribution Date, or (b) the Allowance Date, each Holder of an Allowed Priority Tax Claim against a Debtor shall receive in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (i) Cash equal to the amount of such Allowed Priority Tax Claim plus interest from the Effective Date to the Distribution Date at a rate of 8% per annum, or (ii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtors or the Plan Administrator, or the Reorganized Debtor and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to the Plan, and the Holder of an Allowed Priority Tax Claim shall not be allowed to assess or attempt to collect such penalty from the Debtors or their Estates, the Reorganized Debtor or its property. To the extent that there is insufficient Available Cash to pay all Allowed Class 2 Claims in full or the Distribution Reserve as to Disputed Class 2 Claims is insufficient to pay Disputed Class 2 Claims, no distributions will be made on account of Allowed Priority Tax Claims until the Reorganized Debtor holds sufficient Available Cash to pay all Allowed Class 2 Claims in full and the Distribution

Reserve as to Disputed Claims in Class 2 is fully funded.
2. Classified Claims and Interests
     (a) Class 1 — Secured Claims Against the Debtors. Each Secured Claim shall be treated as a separate Sub-Class of Class 1. At the Debtor’s option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim, or (b) the Debtors may pay the Allowed Secured Claim in full, in cash, on the later of the Allowance Date or the Distribution Date, or (c) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, or (d) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim.
     (b) Class 2 — Allowed Non-Tax Priority Claims. Each Allowed Priority Non-Tax Claim shall be paid by the Reorganized Debtor in full from the Available Cash or upon such other terms as may be agreed upon in writing by and between the holder of such Claim and the Plan Administrator. In the event that there is insufficient Available Cash to pay all Allowed Class 2 Claims in full, holders of Allowed Claims entitled to priority under section 507(a)(3) of the Bankruptcy Code shall be paid in full in Cash before distributions are made to holders of Allowed Claims entitled to priority under Section 507(a)(4). In the event that there is insufficient Available Cash to pay all Class 2 Claims entitled to priority under a section of the Code in full, the Claimholders of that priority will receive Pro Rata distributions.
     (c) Class 3 — General Unsecured Claims. On the Distribution Date and from time to time thereafter, the holders of Allowed General Unsecured Claims shall each receive their Pro Rata Share of the Available Cash; provided however that there shall be no distributions to holders of Allowed Class 3 Claims unless all Allowed Administrative and Priority Claims have been paid in full and the Distribution Reserve is fully funded as to Disputed Administrative and Priority Claims and the projected operating expenses of the Reorganized Debtor.
     (d) Class 4 — Equity Interests. All Equity Interests are cancelled, and Equity Interests shall receive no distribution under the Plan.
3. Treatment of Executory Contracts. All Executory Contracts of the Debtors that were not previously assumed or rejected are deemed rejected, unless otherwise dealt with by the Plan or the Confirmation Order, or any Order of the Court entered prior to the Effective Date. Contracts or leases that may have expired pursuant to their terms before the Effective Date and before any order of assumption or rejection are also deemed to have been rejected as of the Effective Date. Damages arising from the rejection of an executory contract or unexpired lease shall be a General Unsecured Claim.
4. Protection of Certain Parties in Interest. Section 7.8.1 and 7.8.2 of the Plan provide for the protection of Certain Parties in Interest for certain acts related to the bankruptcy case.
5. Preservation of Rights of Action. Except as otherwise provided, the Reorganized Debtor shall retain and shall have the exclusive right to enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under Chapter 5 of the Bankruptcy Code or any similar provision of state law, or any other statute or legal theory. A cost to benefit analysis will be performed on all Avoidance Actions which arise under 11 U.S.C. Section 547(b). Depending on the outcome of that analysis, the Plan Administrator may waive or may elect not to pursue all, some or none of the Avoidance Actions which arise under 11 U.S.C. Section 547(b).

6. Effect of Confirmation.
     (a) Legally Binding Effect. The provisions of the Plan shall bind all Creditors and Interest holders, whether or not they accept the Plan. On and after the Effective Date, all holders of Claims shall be precluded and enjoined from asserting any Claim against the Debtors or their assets or properties based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as permitted under the Plan.
     (b) Revesting of Property. Upon the Effective Date of the Plan, all property of the Debtors’ Estates shall vest in and become the property of the Reorganized Debtor.
     (c) Liens, Claims and Encumbrances. Except as otherwise specifically provided in the Plan, or in the Confirmation Order, on the Effective Date of the Plan, all property vesting in and becoming property of the Reorganized Debtor shall be free and clear of all liens, claims and encumbrances.
     (d) Injunction. Except as otherwise specifically provided in the Plan, all Claimants of the Debtors are enjoined from threatening, commencing or continuing any lawsuit or other legal or equitable action against the Debtors or the Debtors’ property to recover any Claim or Interest.
Capital Stock
     As of April 5, 2006, the Company had approximately 15,239,235 shares of common stock, no par value, issued, of which 15,049,710 shares were outstanding. No shares are reserved for future issuance in respect of claims and interests filed and allowed under the Plan. As described above in the summary of the Plan, all common stock will be cancelled without consideration.
Information Regarding Assets and Liabilities
     The following information as to the assets and liabilities of the Company as of April 5, 2006 is unaudited:

ASSETS[1]
Cash	$1,166,903
Non-Cash Assets	720,000

Total Assets (Excluding Litigation Claims)	$1,886,903

LIABILITIES[2]
Administrative Claims	$2,036,560
Priority Claims	470,712
Secured Claims	865,000	[3]
General Unsecured Claims	132,000,000

Total Liabilities	$135,371,772

[1]	In addition to these assets, the Company is the ultimate plaintiff in two lawsuits: Committee of Unsecured Creditors v. Wooley, et al., Adversary Proceeding No. 05-05055 and Committee of Unsecured Creditors v. Grant Thornton, L.L.P., Adversary Proceeding No. 05-05109. The Company believes these lawsuits will yield recoveries for the reorganized Company.

[2]	All totals include disputed claims that may be reduced or eliminated through the claim objection process.

[3]	This amount consists of one claim that is disputed and the subject of a pending lawsuit.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description
2.1	Final Plan of Liquidation of SI Restructuring, Inc. and Its Affiliated Debtors

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 13, 2006		SI RESTRUCTURING, INC.

	By:	/s/ David Samuel Coats

David Samuel Coats
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Final Plan of Liquidation of SI Restructuring, Inc. and Its Affiliated Debtors